Exhibit 3.3

CERTIFICATE OF CONVERSION OF

ASCARATE GROUP LLP INTO

ASCARATE GROUP LLC

The undersigned, Ascarate Group LLP, a Delaware limited liability partnership (the “Partnership”), for purposes of effecting a conversion in accordance with Section 15-903 of the Delaware Revised Uniform Partnership Act (the “DRUPA”) and Section 18-214 of the Delaware Limited Liability Company Act, certifies as follows:

1. The name, state of formation, and organizational form of the converting entity are as follows:

NAME	STATE OF FORMATION	ORGANIZATIONAL FORM

Ascarate Group LLP	Delaware	Limited Liability Partnership

2. The Partnership was first formed on September 28, 2004 as a general partnership under the name “Ascarate Investors.” The Partnership filed its original statement of partnership existence with the Secretary of State on September 28, 2004. Simultaneously with the filing of the statement of partnership existence with the Secretary of State, the Partnership filed a statement of qualification to become a limited liability partnership under the name “Ascarate Investors LLP.” On May 16, 2005, the Partnership filed a certificate of amendment to its statement of qualification with the Secretary of State to change its name from “Ascarate Investors LLP” to its current name, “Ascarate Group LLP.”

3. The name of the Delaware limited liability company into which the Partnership will be converted is Ascarate Group LLC.

4. The conversion has been approved in accordance with the provisions of Section 15-903 of the DRUPA.

DATED: November 2, 2005.

Ascarate Group LLP

By: /s/ Chris A. Paul
Chris A. Paul, Partner

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:42 PM 11/02/2005

FILED 04: 02 PM 11/02/2005

SRV 050897586 -3860801 FILE

CERTIFICATE OF FORMATION

OF

ASCARATE GROUP LLC

The undersigned executes this certificate of formation for the purpose of forming a limited liability company pursuant to the Delaware Limited Liability Company Act (the “Act”).

1. The name of the limited liability company is Ascarate Group LLC.

2. The address of the registered office and the name and address of the registered agent for service of process required to be maintained by § 18-104 of the Act are as follows:

Capitol Services, Inc.

615 South DuPont Highway

Dover, Delaware 19901

3. The limited liability company is being formed under the Plan of Conversion for Ascarate Group LLP (the “Plan”). To effect the conversion under the Plan, a Certificate of Conversion of Ascarate Group LLP into Ascarate Group LLC is being filed with the Delaware Secretary of State immediately prior to the filing of this certificate. The Limited Liability Company will be formed effective with the conversion.

This certificate of formation is executed on November 2, 2005, and the undersigned authorized person affirms, under the penalties of perjury, that to the best of its knowledge and belief, the facts stated herein are true.

/s/ Chris A. Paul
CHRIS A. PAUL, Authorized Person

State of Delaware

Secretary of State

Division of Corporations

Delivered 06:42 PM 11/02/2005

FILED 04: 02 PM 11/02/2005

SRV 050897586 -3860801 FILE